UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2006

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 9, 2006, Cleco Corporation (the “Company”) reported earnings for the quarter and nine months ended September 30, 2006. For additional information regarding the Company’s earnings for these periods, please refer to the press release attached to this report as Exhibit 99.1 (the “Press Release”), which is incorporated by reference herein. The information in the Press Release is being furnished, not filed, pursuant to Item 2.02 of Form 8-K. Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or of any of its subsidiaries, including Cleco Power LLC.

At 11:00 a.m. EST (10:00 a.m. CST), Friday, November 10, 2006, management of the Company will host a conference call to discuss the Company’s results for the quarter and nine months ended September 30, 2006. The call will be broadcast live on the Internet, and replays will be available for 12 months. The web cast may be accessed through the Company’s website at www.cleco.com by selecting “For Investors,” and then “3rd Quarter 2006 Earnings Conference Call.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

99.1 Press Release issued November 9, 2006 regarding Cleco Corporation’s earnings for the quarter and nine months ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: November 9, 2006	By: /s/ R. Russell Davis
R. Russell Davis
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release issued November 9, 2006 regarding Cleco Corporation’s earnings for the quarter and nine months ended September 30, 2006.